                          MORGAN STANLEY OPEN-END FUNDS
                            MORGAN STANLEY TRUST FSB

                              AMENDED AND RESTATED
                      TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT made as of August 1, 1997, and amended on June 22, 1998,
September 1, 2000 and November 1, 2004, by and between each of the Morgan
Stanley Open-end Funds listed on the signature pages hereof, each of such Funds acting severally on its own behalf and not jointly with any of such other Funds
(each such Fund hereinafter referred to as the "Fund"), each such Fund having its principal office and place of business at 1221 Avenue of the Americas, New
York, New York 10020, and MORGAN STANLEY TRUST FSB ("MORGAN STANLEY TRUST"), a
federally chartered savings bank, having its principal office and place of business at Harborside Financial Center, Plaza Two, Jersey City, New Jersey
07311.

         WHEREAS, the Fund desires to appoint MORGAN STANLEY TRUST as its transfer agent, dividend disbursing agent and shareholder servicing agent and
MORGAN STANLEY TRUST desires to accept such appointment;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        ARTICLE 1 - TERMS OF APPOINTMENT; DUTIES OF MORGAN STANLEY TRUST

         1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints MORGAN STANLEY TRUST to act as, and MORGAN
STANLEY TRUST agrees to act as, the transfer agent for each series and class of shares of the Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent in connection with any accumulation, open-account or similar plans provided to the holders of such
Shares ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

         1.2 MORGAN STANLEY TRUST agrees that it will perform the following services:

                  (a) In accordance with procedures established from time to time by agreement between the Fund and MORGAN STANLEY TRUST, MORGAN
         STANLEY TRUST shall:

                           (i) Receive for acceptance, orders for the purchase
                  of Shares, and promptly deliver payment and appropriate
                  documentation therefor to the custodian of the assets of the
                  Fund (the "Custodian");

                           (ii) Pursuant to purchase orders, issue the
                  appropriate number of Shares and issue certificates therefor or hold such Shares in book form in the appropriate
                  Shareholder account;

                           (iii) Receive for acceptance redemption requests and
                  redemption directions and deliver the appropriate
                  documentation therefor to the Custodian;

                           (iv) At the appropriate time as and when it receives
                  monies paid to it by the Custodian with respect to any
                  redemption, pay over or cause to be paid over in the
                  appropriate manner such monies as instructed by the redeeming
                  Shareholders;

                           (v) Effect transfers of Shares by the registered
                  owners thereof upon receipt of appropriate instructions;

                           (vi) Prepare and transmit payments for dividends and
                  distributions declared by the Fund;

                           (vii) Calculate any sales charges payable by a
                  Shareholder on purchases and/or redemptions of Shares of the
                  Fund as such charges may be reflected in the prospectus;

                           (viii) Maintain records of account for and advise the
                  Fund and its Shareholders as to the foregoing; and

                           (ix) Record the issuance of Shares of the Fund and
                  maintain pursuant to Rule 17Ad-10(e) under the Securities
                  Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. MORGAN
                  STANLEY TRUST shall also provide to the Fund on a regular
                  basis the total number of Shares that are authorized, issued and outstanding and shall notify the Fund in case any proposed issue of Shares by the Fund would result in an overissue. In case any issue of Shares would result in an overissue, MORGAN
                  STANLEY TRUST shall refuse to issue such Shares and shall not countersign and issue any certificates requested for such
                  Shares. When recording the issuance of Shares, MORGAN STANLEY
                  TRUST shall have no obligation to take cognizance of any Blue
                  Sky laws relating to the issue of sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (b) In addition to and not in lieu of the services set forth in the above paragraph (a), MORGAN STANLEY TRUST shall:

                           (i) perform all of the customary services of a
                  transfer agent, dividend disbursing agent and, as relevant, shareholder servicing agent in connection with dividend
                  reinvestment, accumulation, open-account or similar plans
                  (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating
                  proxies, mailing shareholder reports and prospectuses to
                  current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal

                                                                               2

                  tax authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other
                  confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders and providing
                  Shareholder account information;

                           (ii) open any and all bank accounts which may be
                  necessary or appropriate in order to provide the foregoing services; and

                           (iii) provide a system that will enable the Fund to
                  monitor the total number of Shares sold in each State or other jurisdiction.

                 (c) In addition, the Fund shall:

                           (i) identify to MORGAN STANLEY TRUST in writing those
                  transactions and assets to be treated as exempt from Blue Sky reporting for each State; and

                           (ii) verify the inclusion on the system prior to
                  activation of each State in which Fund shares may be sold and thereafter monitor the daily purchases and sales for
                  shareholders in each State. The responsibility of MORGAN
                  STANLEY TRUST for the Fund's status under the securities laws of any State or other jurisdiction is limited to the inclusion on the system of each State as to which the Fund has informed
                  MORGAN STANLEY TRUST that shares may be sold in compliance with state securities laws and the reporting of purchases and sales in each such State to the Fund as provided above and as agreed from time to time by the Fund and MORGAN STANLEY TRUST.

                  (d) MORGAN STANLEY TRUST shall provide such additional
         services and functions not specifically described herein as may be mutually agreed between MORGAN STANLEY TRUST and the Fund. Procedures applicable to such services may be established from time to time by agreement between the Fund and MORGAN STANLEY TRUST.

                         ARTICLE 2 - FEES AND EXPENSES

         2.1 For performance by MORGAN STANLEY TRUST pursuant to this Agreement, each Fund agrees to pay MORGAN STANLEY TRUST an annual maintenance fee for each
Shareholder account and certain transactional fees, if applicable, as set out in the respective fee schedule attached hereto as Schedule A. Such fee shall be increased or decreased on August 1st of each year by an amount equal to one-half
(1/2) of the change in the Consumer Price Index-Financial Services (All Urban
Consumers), as published by the Bureau of Labor Statistics of the United States
Department of Labor (or another comparable measure of employee wages and salaries and employer costs for employee benefits as mutually agreed to by the
Fund and Morgan Stanley Trust) for the twelve-month period ending on March 31st of that year and shall be reflected in a revised Schedule A dated as of August 1 of each year; provided, however, that such fee shall not at any time exceed the average fee published by the then current ICI Transfer

                                                                               3

Agency Fee survey with respect to funds affiliated with a broker-dealer. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the
Fund and MORGAN STANLEY TRUST.

         2.2 In addition to the fees paid under Section 2.1 above, the Fund agrees to reimburse MORGAN STANLEY TRUST for out of pocket expenses in connection with the services rendered by MORGAN STANLEY TRUST hereunder. In addition, any other expenses incurred by MORGAN STANLEY TRUST at the request or with the consent of the Fund will be reimbursed by the Fund.

         2.3 The Fund agrees to pay all fees and reimbursable expenses within a reasonable period of time following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to MORGAN STANLEY TRUST by the Fund upon request prior to the mailing date of such materials.

       ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF MORGAN STANLEY TRUST

         MORGAN STANLEY TRUST represents and warrants to the Fund that:

         3.1 It is a federally chartered savings bank whose principal office is in New Jersey.

         3.2 It is and will remain registered with the U.S. Securities and
Exchange Commission ("SEC") as a Transfer Agent pursuant to the requirements of
Section 17A of the 1934 Act.

         3.3 It is empowered under applicable laws and by its charter and
By-Laws to enter into and perform this Agreement.

         3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

             ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE FUND

         The Fund represents and warrants to MORGAN STANLEY TRUST that:

         4.1 It is a corporation duly organized and existing and in good standing under the laws of Delaware or Maryland or a trust duly organized and existing and in good standing under the laws of Massachusetts, as the case may
be.

         4.2 It is empowered under applicable laws and by its Articles of
Incorporation or Declaration of Trust, as the case may be, and under its By-Laws to enter into and perform this Agreement.

                                                                               4

         4.3 All corporate proceedings necessary to authorize it to enter into and perform this Agreement have been taken.

         4.4 It is an investment company registered with the SEC under the
Investment Company Act of 1940, as amended (the "1940 Act").

         4.5 A registration statement under the Securities Act of 1933 (the
"1933 Act") is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

                  ARTICLE 5 - DUTY OF CARE AND INDEMNIFICATION

         5.1 MORGAN STANLEY TRUST shall not be responsible for, and the Fund shall indemnify and hold MORGAN STANLEY TRUST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of MORGAN STANLEY TRUST or its agents or
         subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                  (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of breach of any representation or warranty of the Fund hereunder.

                  (c) The reliance on or use by MORGAN STANLEY TRUST or its
         agents or subcontractors of information, records and documents which
         (i) are received by MORGAN STANLEY TRUST or its agents or
         subcontractors and furnished to it by or on behalf of the Fund, and
         (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

                  (d) The reliance on, or the carrying out by MORGAN STANLEY
         TRUST or its agents or subcontractors of, any instructions or requests of the Fund.

                  (e) The offer or sale of Shares in violation of any
         requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that notice of offering of such Shares in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.

         5.2 MORGAN STANLEY TRUST shall indemnify and hold the Fund harmless from or against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by MORGAN

                                                                               5

STANLEY TRUST as a result of the lack of good faith, negligence or willful misconduct of MORGAN STANLEY TRUST, its officers, employees or agents.

         5.3 At any time, MORGAN STANLEY TRUST may apply to any officer of the
Fund for instructions, and may consult with legal counsel to the Fund, with respect to any matter arising in connection with the services to be performed by
MORGAN STANLEY TRUST under this Agreement, and MORGAN STANLEY TRUST and its agents or subcontractors shall not be liable and shall be indemnified by the
Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. MORGAN STANLEY TRUST, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to MORGAN STANLEY
TRUST or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. MORGAN STANLEY TRUST, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

         5.6 In order that the indemnification provisions contained in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

    ARTICLE 6 - DOCUMENTS AND COVENANTS OF THE FUND AND MORGAN STANLEY TRUST

         6.1 The Fund shall promptly furnish to MORGAN STANLEY TRUST the following, unless previously furnished to Dean Witter Trust Company, the prior transfer agent of the Fund:

                  (a) If a corporation:

                                                                               6

                           (i) A certified copy of the resolution of the Board
                  of Directors of the Fund authorizing the appointment of MORGAN
                  STANLEY TRUST and the execution and delivery of this
                  Agreement;

                           (ii) A certified copy of the Articles of
                  Incorporation and By-Laws of the Fund and all amendments
                  thereto;

                           (iii) Certified copies of each vote of the Board of
                  Directors designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the
                  signature of any officer of the Fund or any other person
                  authorized to sign written instructions on behalf of the Fund;

                           (iv) A specimen of the certificate for Shares of the
                  Fund in the form approved by the Board of Directors, with a certificate of the Secretary of the Fund as to such approval;

         (b) If a business trust:

                           (i) A certified copy of the resolution of the Board
                  of Trustees of the Fund authorizing the appointment of MORGAN
                  STANLEY TRUST and the execution and delivery of this
                  Agreement;

                           (ii) A certified copy of the Declaration of Trust and
                  By-Laws of the Fund and all amendments thereto;

                           (iii) Certified copies of each vote of the Board of
                  Trustees designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the
                  signature of any officer of the Fund or any other person
                  authorized to sign written instructions on behalf of the Fund;

                           (iv) A specimen of the certificate for Shares of the
                  Fund in the form approved by the Board of Trustees, with a certificate of the Secretary of the Fund as to such approval;

                  (c) The current registration statements and any amendments and supplements thereto filed with the SEC pursuant to the requirements of the 1933 Act or the 1940 Act;

                  (d) All account application forms or other documents relating to Shareholder accounts and/or relating to any plan, program or service offered or to be offered by the Fund; and

                  (e) Such other certificates, documents or opinions as MORGAN
         STANLEY TRUST deems to be appropriate or necessary for the proper performance of its duties.

         6.2 MORGAN STANLEY TRUST hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of
Share certificates, check forms

                                                                               7

and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         6.3 MORGAN STANLEY TRUST shall prepare and keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable laws and regulations. To the extent required by Section 31 of the 1940 Act, and the rules and regulations thereunder, MORGAN STANLEY TRUST agrees that all such records prepared or maintained by MORGAN STANLEY TRUST relating to the services performed by MORGAN
STANLEY TRUST hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940
Act, and the rules and regulations thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.

         6.4 MORGAN STANLEY TRUST and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this
Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of
MORGAN STANLEY TRUST and the Fund.

         6.5 In case of any request or demands for the inspection of the
Shareholder records of the Fund, MORGAN STANLEY TRUST will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. MORGAN STANLEY TRUST reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

                ARTICLE 7 - DURATION AND TERMINATION OF AGREEMENT

         7.1 This Agreement, as amended and restated, shall remain in full force and effect until August 1, 2005 and from year-to-year thereafter unless terminated by either party as provided in Section 7.2 hereof.

         7.2 This Agreement may be terminated by the Fund on 60 days' written notice, and by MORGAN STANLEY TRUST on 90 days' written notice, to the other party without payment of any penalty.

         7.3 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Fund. Additionally, MORGAN STANLEY TRUST reserves the right to charge for any other reasonable fees and expenses associated with such termination.

                             ARTICLE 8 - ASSIGNMENT

         8.1 Except as provided in Section 8.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                                                                               8

         8.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         8.3 MORGAN STANLEY TRUST may, in its sole discretion and without further consent by the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to companies which are affiliated with MORGAN STANLEY
TRUST; provided, however, that such person or entity has and maintains the qualifications, if any, required to perform such obligations and duties, and that MORGAN STANLEY TRUST shall be as fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts or omissions under this Agreement.

                            ARTICLE 9 - AFFILIATIONS

         9.1 MORGAN STANLEY TRUST may now or hereafter, without the consent of or notice to the Fund, function as transfer agent and/or shareholder servicing agent for any other investment company registered with the SEC under the 1940
Act and for any other issuer, including without limitation any investment company whose adviser, administrator, sponsor or principal underwriter is or may become affiliated with Morgan Stanley or any of its direct or indirect subsidiaries or affiliates.

         9.2 It is understood and agreed that the Directors or Trustees (as the case may be), officers, employees, agents and shareholders of the Fund, and the directors, officers, employees, agents and shareholders of the Fund's investment adviser and/or distributor, are or may be interested in MORGAN STANLEY TRUST as directors, officers, employees, agents and shareholders or otherwise, and that the directors, officers, employees, agents and shareholders of MORGAN STANLEY
TRUST may be interested in the Fund as Directors or Trustees (as the case may
be), officers, employees, agents and shareholders or otherwise, or in the investment adviser and/or distributor as directors, officers, employees, agents, shareholders or otherwise.

                             ARTICLE 10 - AMENDMENT

         10.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors or the Board of Trustees (as the case may be) of the Fund.

                           ARTICLE 11 - APPLICABLE LAW

         11.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

                           ARTICLE 12 - MISCELLANEOUS

         12.1 In the event that one or more additional investment companies managed or administered by Morgan Stanley Investment Advisors Inc. or any of its
affiliates ("Additional Funds") desires to retain MORGAN STANLEY TRUST to act as transfer agent, dividend

                                                                               9

disbursing agent and/or shareholder servicing agent, and MORGAN STANLEY TRUST desires to render such services, such services shall be provided pursuant to a letter agreement, substantially in the form of Exhibit A hereto, between MORGAN
STANLEY TRUST and each Additional Fund.

         12.2 In the event of an alleged loss or destruction of any Share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to MORGAN STANLEY TRUST an affidavit of loss or non-receipt by the holder of Shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to MORGAN
STANLEY TRUST and the Fund issued by a surety company satisfactory to MORGAN
STANLEY TRUST, except that MORGAN STANLEY TRUST may accept an affidavit of loss and indemnity agreement executed by the registered holder (or legal representative) without surety in such form as MORGAN STANLEY TRUST deems appropriate indemnifying MORGAN STANLEY TRUST and the Fund for the issuance of a replacement certificate, in cases where the alleged loss is in the amount of
$1,000 or less.

         12.3 In the event that any check or other order for payment of money on the account of any Shareholder or new investor is returned unpaid for any reason, MORGAN STANLEY TRUST will (a) give prompt notification to the Fund's distributor ("Distributor") (or to the Fund if the Fund acts as its own distributor) of such non-payment; and (b) take such other action, including imposition of a reasonable processing or handling fee, as MORGAN STANLEY TRUST may, in its sole discretion, deem appropriate or as the Fund and, if applicable, the Distributor may instruct MORGAN STANLEY TRUST.

         12.4 Any notice or other instrument authorized or required by this
Agreement to be given in writing to the Fund or to MORGAN STANLEY TRUST shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

TO THE FUND:

[Name of Fund]
1221 Avenue of the Americas
New York, New York 10020

Attention: General Counsel

TO MORGAN STANLEY TRUST:

Morgan Stanley Trust FSB
Harborside Financial Center
Plaza Two
Jersey City, New Jersey 07311

Attention: President

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                        ARTICLE 13 - MERGER OF AGREEMENT

         13.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

                         ARTICLE 14 - PERSONAL LIABILITY

         14.1 In the case of a Fund organized as a Massachusetts business trust, a copy of the Declaration of Trust of the Fund is on file with the Secretary of
The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as
Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular
Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against, a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                                   MORGAN STANLEY OPEN-END FUNDS

     TAXABLE MONEY MARKET FUNDS
     --------------------------

1.   Active Assets Government Securities Trust
2.   Active Assets Institutional Government Securities Trust
3.   Active Assets Institutional Money Trust
4.   Active Assets Money Trust
5.   Morgan Stanley Liquid Asset Fund Inc.
6.   Morgan Stanley U.S. Government Money Market Trust

     TAX-EXEMPT MONEY MARKET FUNDS
     -----------------------------
7.   Active Assets California Tax-Free Trust
8.   Active Assets Tax-Free Trust
9.   Morgan Stanley California Tax-Free Daily Income Trust
10.  Morgan Stanley New York Municipal Money Market Trust
11.  Morgan Stanley Tax-Free Daily Income Trust

     EQUITY FUNDS
     ------------
12.  Morgan Stanley Aggressive Equity Fund
13.  Morgan Stanley Allocator Fund
14.  Morgan Stanley American Opportunities Fund
15.  Morgan Stanley Biotechnology Fund
16.  Morgan Stanley Capital Opportunities Trust

                                                                              11

17.  Morgan Stanley Developing Growth Securities Trust
18.  Morgan Stanley Dividend Growth Securities Inc.
19.  Morgan Stanley Equally-Weighted S&P 500 Fund
20.  Morgan Stanley European Growth Fund Inc.
21.  Morgan Stanley Financial Services Trust
22.  Morgan Stanley Fund of Funds
23.  Morgan Stanley Fundamental Value Fund
24.  Morgan Stanley Global Advantage Fund
25.  Morgan Stanley Global Dividend Growth Securities
26.  Morgan Stanley Global Utilities Fund
27.  Morgan Stanley Growth Fund
28.  Morgan Stanley Health Sciences Trust
29.  Morgan Stanley Income Builder Fund
30.  Morgan Stanley Information Fund
31.  Morgan Stanley International Fund
32.  Morgan Stanley International SmallCap Fund
33.  Morgan Stanley International Value Equity Fund
34.  Morgan Stanley Japan Fund
35.  Morgan Stanley KLD Social Index Fund
36.  Morgan Stanley Mid-Cap Value Fund
37.  Morgan Stanley Nasdaq-100 Index Fund
38.  Morgan Stanley Natural Resource Development Securities Inc.
39.  Morgan Stanley Pacific Growth Fund Inc.
40.  Morgan Stanley Real Estate Fund
41.  Morgan Stanley Small-Mid Special Value Fund
42.  Morgan Stanley S&P 500 Index Fund
43.  Morgan Stanley Special Growth Fund
44.  Morgan Stanley Special Value Fund
45.  Morgan Stanley Total Market Index Fund
46.  Morgan Stanley Total Return Trust
47.  Morgan Stanley Utilities Fund
48.  Morgan Stanley Value Fund

     BALANCED FUNDS
     --------------
49.  Morgan Stanley Balanced Growth Fund
50.  Morgan Stanley Balanced Income Fund

     ASSET ALLOCATION FUND
     ---------------------
51.  Morgan Stanley Strategist Fund

     TAXABLE FIXED-INCOME FUNDS
     --------------------------
52.  Morgan Stanley Convertible Securities Trust
53.  Morgan Stanley Federal Securities Trust
54.  Morgan Stanley Flexible Income Trust
55.  Morgan Stanley High Yield Securities Inc.
56.  Morgan Stanley Limited Duration Fund

                                                                              12

57.  Morgan Stanley Limited Duration U.S. Treasury Trust
58.  Morgan Stanley Quality Income Trust
59.  Morgan Stanley Total Return Income Securities Fund
60.  Morgan Stanley U.S. Government Securities Trust

     TAX-EXEMPT FIXED-INCOME FUNDS
     -----------------------------
61.  Morgan Stanley California Tax-Free Income Fund
62.  Morgan Stanley Limited Term Municipal Trust
63.  Morgan Stanley New York Tax-Free Income Fund
64.  Morgan Stanley Tax-Exempt Securities Trust

     SPECIAL PURPOSE FUNDS
     ---------------------
65.  Morgan Stanley Select Dimensions Investment Series
66.  Morgan Stanley Variable Investment Series

                                          By:    /s/ Ronald E. Robison
                                                 -------------------------------
                                          Name:  Ronald E. Robison
                                                 -------------------------------
                                          Title: Executive Vice President
                                                 -------------------------------

Attest:

Name: /s/ Marilyn K. Cranney

Title: Assistant Secretary

                                          MORGAN STANLEY TRUST FSB

                                          By:    /s/ Geoffrey D. Flynn
                                                 -------------------------------
                                          Name:  Geoffrey D. Flynn
                                                 -------------------------------
                                          Title: President
                                                 -------------------------------

Attest:

Name: /s/ Marilyn K. Cranney

Title: Assistant Secretary

                                                                              13

                                   SCHEDULE A

                            MORGAN STANLEY TRUST FSB
                                 OPEN-END FUNDS
                      SHAREHOLDER ACCOUNT MAINTENANCE FEES
                       RATES PER TRANSFER AGENCY AGREEMENT
                             AS OF NOVEMBER 1, 2004



Money Market Funds                                        $17.72
     o    U.S. Government Money Market Trust up to 50,000 $11.23
     o    U.S. Government Money Market Trust over 50,000  $ 5.87
     o    AAA Funds                                       $13.26
Open-end Fixed Income Funds                               $15.57
Open-end Equity Funds                                     $14.95
Special Purpose Funds:
     o    Select Dimensions Investment Series             $500 per annum per account
     o    Variable Investment Series                      $500 per annum per account


A fee equal to 1/12 of the fee set forth above, for providing Forms 1099 for accounts closed during the year, payable following the end of the calendar year
(this does not apply to Select Dimensions Investment Series and Variable
Investment Series). Out-of-pocket expenses in accordance with Section 2.2 of the
Agreement. Fees for additional services not set forth in this Agreement shall be as negotiated between the parties.

                                                                              14

                                    EXHIBIT A
                                    ---------

Morgan Stanley Trust FSB
Harborside Financial Center
Plaza Two
Jersey City, NJ 07311

Dear Sir or Madam:

The undersigned, Morgan Stanley [     ] Fund a Massachusetts business trust (the
"Fund"), desires to employ and appoint Morgan Stanley Trust FSB ("Morgan Stanley
Trust") to act as transfer agent for each series and class of shares of the
Fund, whether now or hereafter authorized or issued ("Shares"), dividend disbursing agent and shareholder servicing agent, registrar and agent in connection with any accumulation, open-account or similar plan provided to the holders of Shares, including without limitation any periodic investment plan or periodic withdrawal plan.

The Fund hereby agrees that, in consideration for the payment by the Fund to
Morgan Stanley Trust of fees as set out in the fee schedule attached hereto as
Schedule A, Morgan Stanley Trust shall provide such services to the Fund pursuant to the terms and conditions set forth in the Transfer Agency and
Service Agreement annexed hereto, as if the Fund was a signatory thereto.

Please indicate Morgan Stanley Trust's acceptance of employment and appointment by the Fund in the capacities set forth above by so indicating in the space provided below.

                                            Very truly yours,

                                            MORGAN STANLEY [              ] FUND

                                            By:
                                                  ------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                  ------------------------------

Accepted and agreed to:

MORGAN STANLEY TRUST FSB

By:
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Title:
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Date:
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